                                                                    EXHIBIT 99.1

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                              UNITED STATES CODE)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2002 as filed with the Securities and Exchange Commission (the "10-Q Report") that:

     (1) the 10-Q Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: August 6, 2002         /s/ Samir G. Gibara
                            ----------------------------------------------------
                                               Samir G. Gibara,
                              Chairman of the Board and Chief Executive Officer
                                                    of
                                     The Goodyear Tire & Rubber Company



Dated: August 6, 2002         /s/ Robert W. Tieken
                            ----------------------------------------------------
                                              Robert W. Tieken,
                            Executive Vice President and Chief Financial Officer
                                                    of
                                     The Goodyear Tire & Rubber Company